Exhibit 5.2

SIMPSON THACHER & BARTLETT LLP

425 LEXINGTON AVENUE

NEW YORK, N.Y. 10017-3954

(212) 455-2000

FACSIMILE (212) 455-2502

DIRECT DIAL NUMBER	E-MAIL ADDRESS
(212) 455-2812	RFENYES@STBLAW.COM

May 31, 2018

PRA Health Sciences, Inc.

4130 ParkLake Avenue, Suite 400

Raleigh, North Carolina 27612

Ladies and Gentlemen:

We have acted as counsel to PRA Health Sciences, Inc., a Delaware corporation (the “Company”), in connection with Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-8 (Registration No. 333-200160) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended.

The Registration Statement registered up to (i) 3,200,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), issuable pursuant to the PRA Health Sciences, Inc. 2014 Omnibus Incentive Plan (the “2014 Plan”), (ii) the issue of 4,956,412 shares of Common Stock upon the exercise of options issued and outstanding under the 2013 Stock Incentive Plan for Key Employees of PRA Health Sciences, Inc. and its Subsidiaries (the “2013 Plan”), (iii) the issue of 1,806,739 shares of Common Stock upon the exercise of options outstanding under the PRA Holdings, Inc. Equity Incentive Plan, (iv) the issue of 188,781 shares of Common Stock upon the exercise of options outstanding under the PRA International 2004 Incentive Award Plan, (v) the issue of 2,795 shares of Common Stock upon the exercise of options outstanding under the Research Pharmaceutical Services, Inc. 2007 Equity Incentive Plan and (vi) the issue of 33,533 shares of Common Stock upon the exercise of options outstanding under the Research Pharmaceutical Services, Inc. 2002 Equity Incentive Plan.

The Amendment reflects that a portion of the shares of Common Stock registered under the Registration Statement (which were previously available for issuance under the 2014 Plan as of May 31, 2018, plus the number of shares underlying any award granted under the 2014 Plan that are not delivered in settlement of such awards on account of the forfeiture or termination of such awards after May 31, 2018) will become available for issuance under the Company’s 2018 Stock Incentive Plan, (the “2018 Plan”), pursuant to awards granted under the 2018 Plan (such shares are referred to herein as the “Carryover Shares”).

We have examined the Amendment, the 2013 Plan, the 2014 Plan, and the 2018 Plan, which Plan has been filed with the Commission and incorporated by reference as an exhibit to the Amendment. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.  We have also assumed that, with respect to the issuance of any Carryover Shares, the amount of valid consideration paid in respect of such Carryover Shares will equal or exceed the par value of such Carryover Shares.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that upon issuance and delivery in accordance with the 2018 Plan, the Carryover Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Amendment.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP